Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form F-1 of Nabriva Therapeutics AG of our report dated May 14, 2015 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PwC Wirtschaftsprüfung GmbH

/s/ Aslan Milla

Vienna, Austria

September 17, 2015